Exhibit 99.1

Gran Tierra Energy Announces Corporate Update

•	Total Company Current Average Production of Approximately 30,000 BOPD

•	Achieved 2021 Total Company Average Production of 26,500 BOPD, In-Line with Guidance

•	Paid Down Credit Facility to $67.5 Million as of December 31, 2021, Representing Debt Reduction of $122.5 Million During 2021

•	SASB Report Published

CALGARY, Alberta – January 18, 2022 (GLOBE NEWSWIRE) – Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) is pleased to announce a corporate update. All dollar amounts are in United States (“U.S.”) dollars and all production volumes are on a working interest before royalties basis and are expressed in barrels ("bbl") of oil per day ("BOPD"), unless otherwise stated.

Highlights

•	2022 Production Year to Date: Gran Tierra’s current average production[1] is approximately 30,000 BOPD.

•	2021 Production In-Line with Guidance: Total Company 2021 average production was approximately 26,500 BOPD, in-line with prior guidance.

•	Significant Debt Reduction: Gran Tierra’s credit facility has been reduced to a remaining balance of $67.5 million as of December 31, 2021, down $122.5 million or 64% from a balance of $190 million as of December 31, 2020. With forecast 2022 free cash flow[2] and recovery of tax receivables, Gran Tierra expects to fully pay off the remaining balance of its credit facility in the first half of 2022.

•	Key Upcoming 2022 Catalysts: At a $70/bbl Brent price, Gran Tierra’s 2022 capital program of $220-240 million is expected to generate 2022 cash flow[2] of $270-290 million and EBITDA[2] of $360-380 million. At an $80/bbl Brent price, the Company forecasts 2022 cash flow[2] of $330-350 million and EBITDA[2] of $440-460 million. The Company’s development program continues to focus on asset optimization, maintaining a low operating cost structure and increasing oil recovery factors across its extensive portfolio. Gran Tierra’s 2022 exploration campaign of up to 6-7 wells is expected to be fully-funded from forecast internally generated cash flow[2] and is designed to focus on near-field prospects in proven basins with access to infrastructure, providing short cycle times from discovery to bringing production on-stream. Key upcoming catalysts include:

o	Acordionero: Gran Tierra has allocated capital of $70 million towards 2022 development activities for the Acordionero field (14-16 development wells) in the Middle Magdalena Valley Basin. Drilling is expected to commence in the first quarter of 2022 with one rig on the Southwest Pad. Gran Tierra plans to continue to focus on quick-cycle times, thereby driving down drilling and operating costs and increasing oil recovery factors through its waterflood program. Since Gran Tierra acquired Acordionero in 2016, this field has produced approximately 27 million bbl of oil and generated about $1.3 billion in oil and gas sales and $353 million of free funds flow from operations[3] (both figures are estimates as of December 31, 2021).

o	Costayaco and Moqueta: Gran Tierra has allocated capital of $40 million and $30 million respectively to the Costayaco (4-5 development wells) and Moqueta (3 development wells) fields in the Putumayo Basin in 2022. The first Costayaco well is scheduled to spud in the first quarter of 2022. The Moqueta work program is expected to commence in the second half of 2022 and is planned to continue into 2023.

o	Ecuador: Gran Tierra expects to drill 2-3 exploration wells in 2022, targeting multi-zone prospects near existing fields with access to infrastructure. Gran Tierra’s first exploration well in Ecuador is scheduled to spud in the second quarter of 2022 on the Chanangue Block.

•	Additional 2022 Hedges In-Place Designed To Protect Cash Flows[2]: The Company recently added to its 2022 hedging program and currently has the following Brent oil price hedges in place:

		Strike Prices ($/bbl, Weighted Average)
Time Period	Volume (BOPD)	Swaps	Sold Put	Purchased Put	Sold Call	Premium
January 1-June 30, 2022	3,000	-	60.00	70.00	87.71	-
January 1-June 30, 2022	2,000	77.80	-	-	-	-
January 1-June 30, 2022	1,000	-	-	70.00	-	4.00

The Company expects to hedge approximately 25-40% of forecast production on a rolling basis.

•	SASB Report Published: Gran Tierra has released its first Sustainability Accounting Standards Board (“SASB”) Report. The Company continues to enhance its Environmental, Social and Governance (“ESG”) disclosure to drive a stronger understanding of the ESG risks and opportunities that its business faces and seeks to show how the Company is positioning itself to mitigate key risks and capture opportunities. Gran Tierra’s SASB report can be accessed here: https://www.grantierra.com/investor-relations/sasb-report.

Message to Shareholders

Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: "Gran Tierra is in a strong position for the continued development and enhanced oil recovery activities in 2022 to optimize value from each of our assets. In addition, we plan to allocate modest capital to prioritized, high-impact exploration drilling opportunities. Gran Tierra is well-positioned to navigate the current volatile environment with our low base decline, conventional oil asset base and our operational control for capital allocation and timing. Our waterflood programs across all of our assets continue to perform well and we expect another strong year of free cash flow2 from these high quality, low decline assets. "

Contact Information

For investor and media inquiries please contact:

Gary Guidry

President & Chief Executive Officer

Ryan Ellson

Executive Vice President & Chief Financial Officer

Rodger Trimble

Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

1 Approximate average production over the 17-day period during January 1-17, 2022.

2 “Cash flow” refers to line item “net cash provided by operating activities” under generally accepted accounting principles in the United States of America (“GAAP”). “Free cash flow” is a non-GAAP measure and does not have a standardized meaning under GAAP. Free cash flow is defined as “net cash provided by operating activities” less capital spending. Earnings before interest, taxes and depletion, depreciation and accretion (“EBITDA”) is a non-GAAP measure and does not have a standardized meaning under GAAP. Refer to "Non-GAAP Measures" in this press release.

3 In the context of Acordionero, “free funds flow from operations” is a non-GAAP measure and does not have a standardized meaning under GAAP. Refer to "Non-GAAP Measures" in this press release for a description of this non-GAAP measure and a reconciliation to the most directly comparable measure (oil and natural gas sales) calculated and presented in accordance with GAAP.

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional new growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Except to the extent expressly stated otherwise, information on the Company's website or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra's Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov. The Company’s Canadian securities regulatory filings are available on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Forward Looking Statements and Legal Advisories:

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, "forward-looking statements"). The use of the words "expect", "plan", "can," "will," "should," "guidance," "forecast," "signal," "measures taken to" and "believes", derivations thereof and similar terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company's expected future production and free cash flow, the Company’s drilling program and the Company's expectations as to debt repayment, the Company’s ESG risks and opportunities and its positioning for 2022. The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, pricing and cost estimates (including with respect to commodity pricing and exchange rates), and the general continuance of assumed operational, regulatory and industry conditions in Colombia and Ecuador, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: Gran Tierra's operations are located in South America and unexpected problems can arise due to guerilla activity or local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; other disruptions to local operations; global health (including the ongoing COVID-19 pandemic); global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from a global health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra's ability to comply with financial covenants in its credit agreement and indentures and make borrowings under its credit agreement; and the risk factors detailed from time to time in Gran Tierra's periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Risk Factors" in Gran Tierra's Annual Report on Form 10-K for the year ended December 31, 2020 and its other filings with the Securities and Exchange Commission. These filings are available on the Securities and Exchange Commission website at http://www.sec.gov and on SEDAR at www.sedar.com.

The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management's experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra's control, which may cause actual results to differ materially from those implied or expressed by the forward looking statements. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra's business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.

The estimates of future cash flow, net income, free cash flow, recovery of taxes receivable, EBITDA, net cash provided by operating activities (described in this press release as "cash flow"), total capital, certain expenses and costs, debt repayments and debt positions may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective financial performance, financial position or cash flows are provided to give the reader a better understanding of the potential future performance of the Company in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available, and to become available in the future. In particular, this press release contains projected financial information for 2022. These projections contain forward-looking statements and are based on a number of material assumptions and factors set out above. Actual results may differ significantly from the projections presented herein. The actual results of Gran Tierra’s operations for any period could vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective financial information has been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results. See Gran Tierra's press release dated December 9, 2021 for additional information regarding the 2022 guidance referred to herein.

Information provided in the Company’s SASB report is for informational purposes only. Inclusion of information in such report does not mean the information is material to an investor in the Company’s securities or otherwise required to be contained in the Company’s SEC reports.

Non-GAAP Measures:

Gran Tierra is unable to provide forward-looking net income, the GAAP measure most directly comparable to the non-GAAP measures EBITDA, due to the impracticality of quantifying certain components required by GAAP as a result of the inherent volatility in the value of certain financial instruments held by the Company and the inability to quantify the effectiveness of commodity price derivatives used to manage the variability in cash flows associated with the forecasted sale of its oil production and changes in commodity prices.

In the context of Acordionero, free funds flow from operations is a non-GAAP measure which does not have a standardized meaning prescribed under GAAP. Management views this supplemental measure as a performance measure. Investors are cautioned that this measure should not be construed as an alternative to Acordionero’s oil and natural gas sales (GAAP), net income or loss or other measures of financial performance as determined in accordance with GAAP. Our method of calculating this measure may differ from other companies and, accordingly, may not be comparable to similar measures used by other companies. Acordionero’s free funds flow from operations, as presented, is defined as oil and natural gas sales, less operating expenses, transportation expenses and capital. Management believes that Acordionero’s free funds flow from operations is a useful supplemental measure for management and investors to analyze financial performance and provides an indication of the results generated by our principal business activities prior to the consideration of other income and expenses. A reconciliation from Acordionero’s oil and natural gas sales (GAAP) to free funds flow from operations is provided in the table below:

Acordionero Field - Acquisition Date until December 31, 2021
(Thousands of U.S. Dollars)
Oil and natural gas sales	$1,132,453
Operating expenses	(193.391)
Transportation expenses	(81,895)
Capital	(504,604)
Free Funds Flow from Operations	$352,563

Presentation of Oil and Gas Information

References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra's reported production is a mix of light crude oil and medium and heavy crude oil for which there is no precise breakdown since the Company's oil sales volumes typically represent blends of more than one type of crude oil. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of "oil pay" or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.